Exhibit 32.4
RULE 13(a)-14(b) CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report of Brandywine Operating Partnership, L.P. (the “Partnership”) on Form 10-Q for the quarter ended March 31, 2011as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard M. Sipzner, Executive Vice President and Chief Financial Officer of Brandywine Realty Trust, the Partnership’s sole general partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Howard M. Sipzner Howard M. Sipzner
Executive Vice President and Chief Financial Officer
Date: May 4, 2011

*	A signed original of this written statement required by Section 906 has been provided to Brandywine Realty Trust and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.